Exhibit 10(x)

NORTHROP GRUMMAN INNOVATION SYSTEMS
DEFINED BENEFIT
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
As Amended and Restated Effective January 1, 2019

TABLE OF CONTENTS

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APPENDIX B ALLIANT TECHSYSTEMS INC. SUPPLEMENTARY EXECUTIVE RETIREMENT PLAN FOR BENEFITS IN EXCESS OF LIMITS UNDER TAX REFORM ACT OF 1986..................................................................................................................................1
APPENDIX C ALLIANT TECHSYSTEMS INC. DEFERRED COMPENSATION PLAN.......1
APPENDIX D CORDANT TECHNOLOGIES INC. SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN.....................................................................................................................1
APPENDIX E INDIVIDUAL EMPLOYMENT AGREEMENTS................................................1
APPENDIX F SPECIAL SERP BENEFIT.....................................................................................1

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NORTHROP GRUMMAN INNOVATION SYSTEMS
DEFINED BENEFIT
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
As Amended and Restated January 1, 2019
Section 1
INTRODUCTION
1.1    Purposes of Plan. The purposes of the Northrop Grumman Innovation Systems Defined Benefit Supplemental Executive Retirement Plan (formerly known as the “Orbital ATK, Inc. Defined Benefit Supplemental Executive Retirement Plan”) are: (1) to restore the benefit amounts that would be payable to select participants in certain tax-qualified defined benefit pension plans sponsored by Northrop Grumman Corporation (the “Company”) as described in Section 3.2 hereof (the “Pension Plans”) absent the limitations in sections 401(a)(17) and 415 of the Internal Revenue Code of 1986, as amended (the “Code”), and absent a participant’s election to voluntarily defer compensation, (2) to pay frozen benefits under certain frozen plans as described in Appendix B, Appendix C and Appendix D, and (3) in certain cases, to provide additional benefits pursuant to employment agreements or other similar agreements between Orbital ATK, Inc. (“Orbital ATK”) and employees who are members of a select group of management or highly compensated employees as described in Appendices E and F.
1.2    History. The Company sponsors tax-qualified defined benefit Pension Plans called: the “NORTHROP GRUMMAN INNOVATION SYSTEMS PENSION AND RETIREMENT PLAN,” (formerly known as the “Orbital ATK, Inc. Pension and Retirement Plan”) and the “THIOKOL PROPULSION PENSION PLAN” (the “Pension Plans”) for the purpose of providing retirement benefits to certain employees of Northrop Grumman Innovation Systems, Inc. (“NGIS”) and its affiliates. The Pension Plans are subject to the Employee Retirement Income Security Act of 1974, as amended, (“ERISA”), and are intended to qualify under section 401(a) of the Code. By operation of section 401(a) of the Code, benefits under the Pension Plans are restricted so that they do not exceed maximum benefits allowed under section 415 of the Code. In addition, the maximum amount of annual compensation which may be taken into account for any plan participant may not exceed a fixed dollar amount which is established under section 401(a)(17) of the Code.
In 1990, Alliant Techsystems Inc. (“Alliant”), the predecessor of Orbital ATK, was spun-off from Honeywell Inc. and, in connection therewith, established the Alliant Techsystems Inc. Retirement Plan as a “spin-off” from the Honeywell Inc. Retirement Benefit Plan. Effective September 28, 1990, for the purpose of paying the benefits Participating Employees would have been entitled to if Code section 415 and Code section 401(a)(17) limitations were not in effect and, also, to pay certain employees transferred from Honeywell Inc. benefits already accrued under the nonqualified plans sponsored by Honeywell Inc., Alliant adopted a plan known as the “ALLIANT TECHSYSTEMS INC. SUPPLEMENTARY RETIREMENT PLAN (SRP)” by adoption of a document entitled the “Honeywell Supplementary Retirement Plan (SRP),” and a plan known as the “ALLIANT TECHSYSTEMS INC. SUPPLEMENTARY EXECUTIVE RETIREMENT PLAN FOR COMPENSATION IN EXCESS OF $200,000 ($200K SERP)” by adoption of a document entitled the “Honeywell Supplementary Executive Retirement Plan for Compensation in Excess of $200,000 ($200K SERP) (Amended through April 17, 1990).” In addition, Alliant adopted a plan known as the “ALLIANT TECHSYSTEMS INC. SUPPLEMENTARY EXECUTIVE RETIREMENT PLAN FOR CECP PARTICIPANTS” by adoption of a document entitled the “Honeywell Supplementary Executive Retirement Plan for CECP Participants (Amended Through April 17, 1990)” as a frozen plan with benefits only for certain employees acquired from Honeywell Inc. who were participants in the Plan while employed by Honeywell Inc. Alliant also adopted a plan known as the “ALLIANT TECHSYSTEMS INC. SUPPLEMENTARY EXECUTIVE RETIREMENT PLAN FOR BENEFITS IN EXCESS OF LIMITS UNDER TAX REFORM ACT OF 1986” by adoption of a document entitled the “Honeywell Supplementary Executive Retirement Plan for Benefits in Excess of Limits under Tax Reform Act of 1986” as a frozen plan with benefits only for certain employees acquired from Honeywell Inc. who were participants in the Plan while employed by Honeywell Inc.
Pursuant to the subsequent acquisition of certain assets, employees and pension plan assets and obligations from Hercules Incorporated (the “Hercules Acquisition”), effective March 15, 1995, Alliant adopted a plan known as the “ALLIANT TECHSYSTEMS INC. AEROSPACE PENSION RESTORATION PLAN” by adoption of the portion of a document entitled the “Hercules Employee Pension Restoration Plan Effective October 1, 1990” that provides benefits based on the Hercules Incorporated Retirement Income Plan and its successor plans, including the Hercules Incorporated Retirement Income Plan (Government-Owned, Corporation-Operated) and the Hercules Incorporated Pension Plan.
Alliant also adopted, pursuant to the Hercules Acquisition, the ALLIANT TECHSYSTEMS INC. DEFERRED COMPENSATION PLAN (a plan which is memorialized in a document entitled the “Hercules Deferred Compensation Plan”) as a frozen plan with frozen benefits for certain employees acquired from Hercules Incorporated.
Effective September 1, 1999, Alliant adopted a nonqualified deferred compensation plan known as the “ALLIANT TECHSYSTEMS INC. MANAGEMENT DEFERRED COMPENSATION PLAN” which provides that certain employees can voluntarily defer compensation pursuant to a prior irrevocable agreement. Effective as of January 1, 2003, Alliant amended and restated its nonqualified deferred compensation plan by the adoption of a document entitled “ALLIANT TECHSYSTEMS INC. NONQUALIFIED DEFERRED COMPENSATION PLAN.”
Pursuant to the acquisition of certain assets, employees and pension plan assets and obligations from Alcoa, Inc. (the “Thiokol Acquisition”), Alliant adopted a plan known as the THIOKOL CORPORATION EXCESS PENSION PLAN (a plan which is memorialized in a document entitled “Thiokol Corporation Excess Pension Plan (Restated Effective October 1, 1990)”) that provides benefits based on the Thiokol Propulsion Pension Plan for certain Thiokol Propulsion employees acquired from Alcoa, Inc. The Thiokol Corporation Excess Pension Plan was merged with and into this Alliant Techsystems Inc. Supplemental Executive Pension Plan effective January 1, 2003.
Alliant also adopted, pursuant to the Thiokol Acquisition, the CORDANT TECHNOLOGIES INC. SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN (a plan which is memorialized in a document entitled “CORDANT TECHNOLOGIES INC. SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN Amended and Restated Effective July 22, 1999”), as a frozen plan with frozen benefits for certain employees acquired from Alcoa, Inc. The Cordant Technologies Inc. Supplemental Executive Retirement Plan was merged with and into the Alliant Techsystems Inc. Supplemental Executive Pension Plan effective January 1, 2003.
1.3    Adoption of Plan. Effective January 1, 2003, Alliant adopted a document entitled “ALLIANT TECHSYSTEMS INC. SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN” as a complete amendment and restatement of the Alliant Techsystems Inc. Supplementary Retirement Plan, the Alliant Techsystems Inc. Supplementary Executive Retirement Plan for Compensation in Excess of $200,000, the Alliant Techsystems Inc. Supplementary Executive Retirement Plan for CECP Participants, the Alliant Techsystems Inc. Supplementary Executive Retirement Plan for Benefits in Excess of Limits under Tax Reform Act of 1986, the Alliant Techsystems Inc. Aerospace Pension Restoration Plan, the Alliant Techsystems Inc. Deferred Compensation Plan, the Thiokol Corporation Excess Pension Plan and the Cordant Technologies Inc. Supplemental Executive Retirement Plan for employees who retire, die or otherwise terminate employment on or after January 1, 2003.
The Alliant Techsystems Inc. Supplementary Executive Retirement Plan for CECP Participants is attached as Appendix A and incorporated herein for purposes of paying the benefits due thereunder, effective January 1, 2003. It applies only to those Participating Employees who were participants in the Honeywell Inc. CECP Plan and who are entitled to a “grandfathered” benefit under the Alliant Techsystems Inc. Retirement Plan.
The Alliant Techsystems Inc. Supplementary Executive Retirement Plan for Benefits in Excess of Limits under Tax Reform Act of 1986 is attached as Appendix B and incorporated herein for purposes of paying the benefits due thereunder, effective January 1, 2003. It applies only to those Participating Employees who were participants in such plan and who are entitled to a “grandfathered” benefit under Alliant Techsystems Inc. Retirement Plan.
The Alliant Techsystems Inc. Deferred Compensation Plan is attached as Appendix C and incorporated herein for purposes of paying frozen benefits for certain employees acquired from Hercules Incorporated.
The Cordant Technologies Supplemental Executive Retirement Plan is attached as Appendix D and incorporated herein for purposes of paying any benefit obligations acquired under that plan, which will be paid hereunder.

This Plan was amended and restated effective January 1, 2005 to comply with section 409A of the Code, to add certain benefits/distribution options for persons in Schedules 1 and 2, and to provide certain additional benefits as described in Appendix F.
This Plan was amended and restated effective July 1, 2013 to rename it the “ALLIANT TECHSYSTEMS INC. DEFINED BENEFIT SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN” and to reflect certain changes to the Pension Plans.
This Plan was amended and restated effective February 2, 2015 to take into account the spinoff of Vista Outdoor Inc.
This Plan was amended and restated effective January 1, 2016 to reflect the merger of Alliant with Orbital Sciences Corporation, effective February 9, 2015, and to rename it the “ORBITAL ATK, INC. DEFINED BENEFIT SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN.”
This Plan is amended and restated effective January 1, 2019 to reflect (a) a change in the name of Orbital ATK, Inc. to Northrop Grumman Innovation Systems, Inc. coincident with the merger of Orbital ATK into Northrop Grumman Corporation; (b) a change in the plan sponsor from Orbital ATK to the Company; (c) a change in the name of the Plan to “NORTHROP GRUMMAN INNOVATION SYSTEMS DEFINED BENEFIT SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN; and (d) corresponding updates to the governance and administration of the Plan.
SECTION 2
PLAN NAME
This plan shall be referred to as the NORTHROP GRUMMAN INNOVATION SYSTEMS DEFINED BENEFIT SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN (the “Plan”).
SECTION 3
PARTICIPATING EMPLOYEES
3.1    Participating Employees. The individuals eligible to participate in and receive benefits under the Plan (“Participating Employees”) are those employees of NGIS and its affiliates:

(a)	who are participants in the Alliant Techsystems, Inc. Nonqualified Deferred Compensation Plan or any other nonqualified deferred compensation plan maintained by the Company and its affiliates; or

(b)
whose individual employment agreement or other separate written agreement between Orbital ATK (or an affiliate of Orbital ATK) and such employee specifies that such employee is eligible to receive benefits under this Plan; or

(c)	who are Participants in one of the Pension Plans (as described in Section 3.2 below) and (i) who are actively employed by NGIS or its affiliates or on approved leave of absence, and (ii) whose benefits under the applicable Pension Plan would be greater if computed without regard to the limits imposed under Code sections 401(a)(17) and 415; or

(d)
who were affirmatively selected for participation in this Plan by the Chief Executive Officer (“CEO”) of Orbital ATK (or any person authorized to act on behalf of the CEO by the Board of Directors of Alliant Techsystems Inc. (the “Board of Directors”) and, for a Section 16 Officer, by the Compensation and Human Resources Committee of the Board of Directors).

Notwithstanding anything apparently to the contrary contained in this Plan, the Plan shall be construed and administered to prevent the duplication of benefits provided under this Plan and any other qualified or nonqualified plan maintained in whole or in part by the Company or any predecessor, successor or affiliate.
Notwithstanding anything apparently to the contrary contained in this Plan, no individual hired or rehired as an employee of NGIS, its predecessor, or any of its affiliates on or after January 1, 2007 shall be a Participating Employee with respect to any period of employment beginning on or after January 1, 2007, except as and in accordance with such terms as may be specified by the Personnel and Compensation Committee of the Board of Directors of Orbital ATK or, effective on or after June 6, 2018, by the Company.
3.2    Applicable Pension Plans. For purposes of this Plan, the “Pension Plans” are:

(a)
Northrop Grumman Innovation Systems Pension and Retirement Plan, including the benefit structures under such plan known as the Alliant Techsystems Inc. Retirement Formula, the Alliant Techsystems Inc. Aerospace Pension Formula, the ATK SEG Retirement Formula, the Federal Cartridge Company Pension Formula, the ATK Pension Equity Formula, the Alliant Lake City Retirement Formula, the Alliant Techsystems Inc. Retirement Income Formula (GOCO), and the ATK Cash Balance Formula; and

(b)	Thiokol Propulsion Pension Plan, including the benefit structures known as the Former Thiokol Propulsion Pension Plan Formula, the Thiokol Pension Equity Formula, and the Thiokol Cash Balance Formula.
3.3    Overriding Exclusion. Notwithstanding anything apparently to the contrary in this Plan or in any written communication, summary, resolution or document or oral communication, no individual shall be a Participating Employee in this Plan, develop benefits under this Plan or be entitled to receive benefits under this Plan (either for the employee or his or her survivors) unless such individual is a member of a select group of management or highly compensated employees (as that expression is used in ERISA). If a court of competent jurisdiction, any representative of the U.S. Department of Labor or any other governmental, regulatory or similar body makes any direct or indirect, formal or informal, determination that an individual is not a member of a select group of management or highly compensated employees (as that expression is used in ERISA), such individual shall not be (and shall not have ever been) a Participating Employee in this Plan at any time. If any person not so defined has been erroneously treated as a Participating Employee in this Plan, upon discovery of such error such person’s erroneous participation shall immediately terminate ab initio and upon demand such person shall be obligated to reimburse Alliant for all amounts erroneously paid to him or her.
SECTION 4
BENEFITS PAYABLE
4.1    Benefit for Participating Employees
4.1.1    Amount of Benefit. This Plan shall pay to Participating Employees the excess, if any, of:

(a)	the amount that would have been payable under the applicable Pension Plan if such benefit had been determined:

(i)	without regard to the benefit limitations under section 415 of the Code, and

(ii)	without regard to compensation limitation of section 401(a)(17) of the Code, and

(iii)
by including in Recognized Compensation, Earnings and Final Average Earnings (as defined under the applicable Pension Plan) amounts not otherwise included because they were deferred at the election of the Participating Employee under the Alliant Techsystems Inc. Nonqualified Deferred Compensation Plan or any other nonqualified deferred compensation plan at the time or times when they would have been included but for such election to defer; and

(iv)	as adjusted pursuant to the terms of any employment agreement or any separate written agreement between Orbital ATK (or an affiliate of Orbital ATK) and the Participating Employee; minus

(b)	the amount actually paid from the applicable Pension Plan.
Notwithstanding anything to the contrary in the Plan, if the Participating Employee is a Participant in the Northrop Grumman Innovation Systems Pension and Retirement Plan under the benefit structure formerly known as the ATK SEG Retirement Plan or the Federal Cartridge Company Pension Plan, any service of such Participating Employee before December 7, 2001, shall be disregarded for benefit accrual purposes in determining any excess benefit provided under this Plan.
Notwithstanding anything to the contrary in the Plan, this Plan shall pay to Participating Employees identified on Schedule 1 attached to the Plan who terminate employment at or after age 55 the greater of (i) the amount determined under this Section 4.1.1 or (ii) the amount determined under this Section 4.1.1 as of June 30, 2013 as if the applicable Pension Plan were the benefit structure known as the ATK Pension Equity Formula under the Northrop Grumman Innovation Systems Pension and Retirement Plan plus the amount otherwise determined under Section 4.1.1 with respect to service beginning July 1, 2013.
Notwithstanding anything apparently to the contrary in this Plan, no benefit of a Participating Employee who is a former employee of Alliant or any of its affiliates and who is rehired by Orbital ATK, its predecessor or successor, or any of its affiliates on or after January 1, 2007 shall be attributable in whole or in part to employment, services or compensation after such rehire date, except as and in accordance with such terms as may be specified by the Personnel and Compensation Committee of the Board of Directors of Orbital ATK or, effective on or after June 6, 2018, by the Company.
4.1.2    Form of Payment.

(a)
Except as otherwise provided in this Section 4.1.2, for any Participating Employee who terminates employment and receives or begins to receive benefits under the applicable Pension Plan on or before December 31, 2006, the benefit under this Plan (minus any withholding and payroll taxes which must be deducted therefrom) shall be paid to the Participating Employee in the same manner, at the same time, for the same duration and in the same form as if such benefit has been paid directly from the applicable Pension Plan. All elections and optional forms of settlement in effect and all other rules governing the payment of benefits under the applicable Pension Plan shall, to the extent practicable, be given effect under this Plan so that the Participating Employee will receive from a combination of the applicable Pension Plan and this Plan the same benefit (minus the withholding, payroll and other taxes which must be deducted therefrom) which would have been received under the applicable Pension Plan if this Plan benefit had been paid from the applicable Pension Plan.

(b)
The provisions of subsection (a) of this Section 4.1.2 shall apply to any Participating Employee who terminated employment before January 1, 2005 and accrued no benefit under this Plan after December 31, 2004, but who does not receive or begin to receive benefits under the applicable Pension Plan on or before December 31, 2006.

(c)
Each Participating Employee identified on Schedule 2 attached to this Plan shall be permitted to elect on or before December 31, 2005 to receive benefits under this Plan in the form of a lump sum or any other form of payment available under the applicable Pension Plan. Lump sum payments shall be calculated as of the first day of the month following termination of employment, using the interest rate and mortality table described in section 417(e) of the Code, as in effect under the Pension Plan on the first day of the month following termination of employment. Such payment shall be or begin to be made on the first day of the seventh month following the month in which the Participating Employee terminates employment if the

Participating Employee is a “key employee,” within the meaning of section 416(i) of the Code (disregarding section 416(i)(5)), or on the first day of the first month following termination of employment if the Participating Employee is not such a “key employee,” but in no event later than the later of (i) the ninetieth day after whichever such date applies, or (ii) the last day of the calendar year in which such date occurs.
Lump sum payments to “key employees” shall be credited with simple interest from the first day of the month following termination of employment to the date of payment at the interest rate described in section 417(e) of the Code, as in effect under the Pension Plan on the first day of the month following termination of employment. In the case of payments in a form other than a lump sum, the first such payment to a Participating Employee who is a “key employee” shall include the amounts of the monthly payments for the preceding six months. If a Participating Employee identified in Schedule 2 elects a joint and survivor annuity, and the Participating Employee’s joint annuitant dies before payments begin, amounts otherwise payable as a joint and survivor annuity shall be paid in the form of a single life annuity.

(d)
Each Participating Employee not described in subsections (a), (b) or (c) of this Section 4.1.2, who terminates employment on or before December 31, 2006, shall receive payment of benefits under this Plan in the form of a lump sum on the later of (i) the earliest date after January 1, 2007 on which payment is administratively practicable, or (ii) the first day of the seventh month following termination of employment, but in neither case later than December 31, 2007. Lump sum payments shall be calculated as of January 1, 2007, using the mortality table described in section 417(e) of the Code and an interest rate that is the greater of 6% or the rate described in section 417(e) of the Code, as in effect under the Pension Plan on that date, except that lump sums for Participating Employees covered by the benefit structures known as (A) the Alliant Techsystems Inc. Retirement Formula, the ATK Pension Equity Formula or the ATK Cash Balance Formula under the Northrop Grumman Innovation Systems Pension and Retirement Plan, or (B) the Thiokol Pension Equity Formula or Thiokol Cash Balance Formula under the Thiokol Propulsion Pension Plan, shall be their Account Balances (as that term is defined under those benefit structures, respectively). Lump sum payments made after January 31, 2007 shall be credited with simple interest for the period from January 1, 2007 until the date of payment at a rate equal to the greater of 6% or the rate described in section 417(e) of the Code, as in effect under the Pension Plan on January 1, 2007.

(e)
Each Participating Employee not described in subsections (a), (b), (c), or (d) of this Section 4.1.2 shall receive payment of benefits under this Plan in the form of a lump sum on the later of (i) the first day of the seventh month following the month in which the Participating Employee terminates employment or (ii) February 1 of the calendar year following the calendar year in which the Participating Employee terminates employment, but in neither case later than the last day of the calendar year following the calendar year in which the Participating Employee terminates employment. All lump sum amounts paid under this Subsection (e) shall be determined as of the date of termination of employment, based on the mortality table described in section 417(e) of the Code and an interest rate that is the greater of 6% or the interest rate described in section 417(e) of the Code (as in effect under the Pension Plan on the first day of the month following termination of employment), except that lump sums for Participating Employees covered by the benefit structures known as (A) the Alliant Techsystems Inc. Retirement Formula, the ATK Pension Equity Formula or the ATK Cash Balance Formula under the Northrop Grumman Innovation Systems Pension and Retirement Plan, or (B) the Thiokol Pension Equity Formula or Thiokol Cash Balance Formula under the Thiokol Propulsion Pension Plan, shall be their Account Balances (as that term is defined under those benefit structures, respectively). Simple interest will be credited for the period from the first day of the month following termination of employment until the date of payment, at a rate equal to the greater of 6% or the rate described in section 417(e) of the Code, as in effect under the Pension Plan on the first day of the month following termination of employment.

(f)
For purposes of Section 4.6.2 and subsections (d) and (e) of this Section 4.1.2, for lump sums calculated using the stated interest and mortality factors, lump sum amounts shall be determined on the basis of (i) the immediate annuity to which the Participating Employee is entitled under the applicable Pension Plan in the case of a Participating Employee who is entitled to an immediate annuity under the applicable Pension Plan, or (ii) the annuity to which the Participating Employee is entitled at Normal Retirement Age (as that term is defined in the applicable Pension Plan) under the applicable Pension Plan in the case of a Participating Employee who is not entitled to an immediate annuity under the applicable Pension Plan.

(g)
Any reference in this Plan to termination of employment shall mean the separation from service with Alliant and all entities treated as members of the same controlled group with Alliant under section 414(b) or (c) of the Code. Controlled group membership shall be determined by substituting “at least 50 percent” for “at least 80 percent” each place it appears in section 1563(a)(1), (2) and (3) of the Code, and by substituting “at least 50 percent” for “at least 80 percent” each place it appears in Treas. Reg. § 1.414(0-2.

4.2    Benefit to Beneficiaries.
4.2.1    Amount of Benefit. Unless the Participating Employee (i) is identified on Schedule 2 attached to this Plan and has received or begun to receive his or her benefits under this Plan prior to death, or (ii) has received a lump sum under Section 4.1 hereof, there shall be paid under this

Plan to the surviving spouse or other joint or contingent annuitant or beneficiary the excess, if any, of

(a)	the amount which would have been payable under the applicable Pension Plan if such benefit had been determined:

(i)	without regard to the benefit limitations of section 415 of the Code, and

(ii)	without regard to compensation limitation of section 401(a)(17) of the Code, and

(iii)
by including in Recognized Compensation, Earnings and Final Average Earnings (as defined under the applicable Pension Plan) amounts not otherwise included because they were deferred at the election of the Participating Employee under the Alliant Techsystems Inc. Nonqualified Deferred Compensation Plan or any other nonqualified deferred compensation plan at the time or times when they would have been included but for such election to defer; and

(iv)	as adjusted pursuant to the terms of any employment agreement or any separate written agreement between Orbital ATK and the Participating Employee; minus

(b)	the amount actually paid from the applicable Pension Plan.
4.2.2    Form of Payment. Except as may be specifically provided in this Plan, this benefit (minus any withholding and payroll taxes which must be deducted therefrom) shall be paid to such person in the same manner, at the same time, for the same duration and in the same form as if such benefit has been paid directly from the applicable Pension Plan. All elections and optional forms of settlement in effect and all other rules governing the payment of benefits under the applicable Pension Plan shall, to the extent practicable, be given effect under this Plan so that such person will receive from a combination of the applicable Pension Plan and this Plan the same benefit (minus the withholding, payroll and other taxes which must be deducted therefrom) if this Plan benefit had been paid from the applicable Pension Plan. Notwithstanding the foregoing provisions of this Section 4.2.2, in the event of the death of any Participating Employee who (i) is not described in subsections (a), (b), or (c) of Section 4.1.2 or (ii) is described in subsection (c) of Section 4.1.2 but dies before payment under this Plan has been made or begun, payment of any benefits under this Section 4.2 shall be made in a lump sum, determined in accordance with Section 4.1.2(d) or (e), as applicable, as soon as administratively practicable after the Participating Employee’s death, but in no event later than the later of the ninetieth day after the Participating Employee’s death or the last day of the calendar year in which the Participating Employee’s death occurs.
4.3    Special Rule for CECP. This Plan shall pay to Participating Employees who are also entitled to benefits under the Alliant Techsystems Inc. Supplementary Executive Retirement Plan for CECP Participants (see Appendix A) the excess, if any, of:

(i)
the amount that would have been payable under the applicable Pension Plan if such benefit had been determined without regard to the benefit limitations under section 415 of the Code and without regard to compensation limitation of section 401(a)(17) of the Code plus, if applicable, the amount that would have been payable if the amount of any deferred incentive award in the year in which the award would otherwise have been paid by the Honeywell Inc. Corporate Executive Compensation Plan would have been included under the definition of “Earnings” for purposes of arriving at “Final Average Earnings,” over

(ii)
the amount actually paid from the applicable Pension Plan after taking into account the benefit limitations under section 415 of the Code and the compensation limitation of section 401(a)(17) of the Code plus, if applicable, the amount actually paid from the Honeywell Inc. Corporate Executive Compensation Plan for CECP Participants (Appendix A).

This benefit (minus any withholding and payroll taxes which must be deducted therefrom) shall be paid to the Participating Employee in the same manner, at the same time, for the same duration and in the same form as if such benefit has been paid directly from the applicable Pension Plan. All elections and optional forms of settlement in effect and all other rules governing the payment of benefits under the applicable Pension Plan shall, to the extent practicable, be given effect under this Plan so that the Participating Employee will receive from a combination of the applicable Pension Plan and this Plan the same benefit (minus the withholding, payroll and other taxes which must be deducted therefrom) which would have been received under the applicable Pension Plan if the limitation on benefits under section 415 of the Code, the compensation limitation of section 401(a)(17) of the Code and the exclusion from the definition of “Earnings” of the amount of any deferred incentive award had not been in effect.
4.4    Vesting. The benefit of a Participating Employee under this Plan shall vest when the applicable Pension Plan vests, including any full (100%) vesting due to a Change in Control (as defined under the applicable Pension Plan), or, if earlier, pursuant to the terms of any employment agreement or separate written agreement between Orbital ATK (or an affiliate of Orbital ATK) and the Participating Employee.
4.5    General Distribution Rules.
4.5.1    Section 162(m) Determination. If a Participating Employee will receive a lump sum under the Plan pursuant to Section 4.1 or Section 4.3 and if the Company, by action of the Vice President of Compensation & Benefits or such successor title, determines that delaying the time such payment is made would increase the probability that such payment would be fully deductible for federal or state income tax purposes, the Company may unilaterally delay the time of the making of such payment or any portion of such payment until the earliest year during which the Company reasonably anticipates that the payment will be fully deductible, but not later than twenty-four (24) months after the date such payment would otherwise be payable.

4.5.2    Exception for Small Benefits. Notwithstanding any other provision of this Plan to the contrary, any benefit which is payable under this Plan to a Participating Employee or a beneficiary shall be paid in a lump sum payment, at the time otherwise required under the terms of this Plan, if the present value of the benefit (as determined under the actuarial factors for the applicable Pension Plan for such Participating Employee or beneficiary) is $50,000 or less, and the Participating Employee or beneficiary either has accrued a benefit under this Plan after December 31, 2004 or is not receiving benefit payments under this Plan on or before December 31, 2005. In the case of any Participating Employee or beneficiary who accrued no benefit under this Plan after December 31, 2004 and is receiving benefit payments under this Plan on or before December 31, 2005, the Administrative Committee, in its discretion, may pay any remaining benefit which is payable under this Plan in a lump sum payment if the present value of the benefit (as determined under the actuarial factors for the applicable Pension Plan for such Participating Employee or beneficiary) is $50,000 or less. Notwithstanding any provisions of this Section 4.6.2 to the contrary, lump sums for Participating Employees covered by the benefit structures known as (A) the Alliant Techsystems Inc. Retirement Formula, the ATK Pension Equity Formula or the ATK Cash Balance Formula under the Northrop Grumman Innovation Systems Pension and Retirement Plan, or (B) the Thiokol Pension Equity Formula or Thiokol Cash Balance Formula under the Thiokol Propulsion Pension Plan, shall be their Account Balances (as that term is defined under those benefit structures, respectively).
SECTION 5
FUNDING
5.1    Funding. Alliant shall be responsible for paying all benefits due hereunder. Until all payments due under Section 4 are paid in full and for the purpose of facilitating the payment of benefits due under those Sections, the Company may (but shall not be required to) establish and maintain a grantor trust pursuant to an agreement between the Company and a trustee selected by the Company; provided, however, that any such grantor trust must be structured so that it does not result in any federal income tax consequences to any Participating Employee until such employee actually receives payments due under Section 4. The Company may contribute to a grantor trust thereby created such amounts as it may from time to time determine.
5.2    Corporate Obligation. Neither the Company’s officers nor any member of its Board of Directors nor any member of the Administrative Committee nor the Investment Committee in any way secures or guarantees the payment of any benefit or amount which may become due and payable hereunder to or with respect to any Participating Employee. Each Participating Employee and other person entitled at any time to payments hereunder shall look solely to the assets of the Company for such payments as an unsecured, general creditor. After benefits shall have been paid to or with respect to a Participating Employee and such payment purports to cover in full the benefit hereunder, such former Participating Employee or other person or persons, as the case may be, shall have no further right or interest in the other assets of the Company in connection with this Plan. Neither the Company nor any of its officers nor any member of its Boards of Directors nor any member of the Administrative Committee nor the Investment Committee shall be under any liability or responsibility for failure to effect any of the objectives or purposes of the Plan by reason of the insolvency of the Company. It is the intention of the Company that this Plan be unfunded for purposes of the Code and for purposes of Title I of ERISA.
SECTION 6
GENERAL MATTERS
6.1    Amendment and Termination. The Company may, in its sole discretion, terminate, suspend or amend this Plan at any time or from time to time, in whole or in part for any reason and without notice, including with regard to persons expecting to receive benefits in the future and persons already receiving benefits at the time of such action. Notwithstanding the foregoing, the Company may not amend or terminate the Plan with respect to benefits that have accrued and are vested pursuant to Section 4.3, the applicable Pension Plan or an individual agreement between Orbital ATK and the Participating Employee. Upon termination of the Plan, distribution of benefits shall be made to Participating Employees and beneficiaries in the manner and at the time described in Section 4, unless the Company determines in its sole discretion that all such amendments shall be distributed upon termination in accordance with the requirements of section 409A of the Code to the extent applicable.
6.2    Limited Benefits. This Plan shall not provide any benefits with respect to any defined contribution plan.
6.3    Spendthrift Provision. No Participating Employee, surviving spouse, joint or contingent annuitant or beneficiary shall have the power to transmit, assign, alienate, dispose of, pledge or encumber any benefit payable under this Plan before its actual payment to such person. The Administrative Committee shall not recognize any such effort to convey any interest under this Plan. No benefit payable under this Plan shall be subject to attachment, garnishment, execution following judgment or other legal process before actual payment to such person. Notwithstanding the foregoing, all or a portion of a Participating Employee’s vested benefit under this Plan may be paid to another person as specified in a domestic relations order that the Administrative Committee determines is qualified (a “Qualified Domestic Relations Order”). For this purpose, a Qualified Domestic Relations Order means a judgment, decree or order (including the approval of a settlement agreement) which is:

(a)	Issued pursuant to a State’s domestic relations law;

(b)	Relates to the provision of child support, alimony payments or marital property rights to a spouse, former spouse, child or other dependent of the Participating Employee;

(c)
Creates or recognizes the right of a spouse, former spouse, child or other dependent of the Participating Employee to receive all or a portion of the Participating Employee’s benefits under the Plan; and

(d)	Meets such other requirements established by the Administrative Committee.
The Administrative Committee shall determine whether any document received by it is a Qualified Domestic Relations Order. In making this determination, the Administrative Committee may consider the rules applicable to “domestic relations orders” under section 414(p) the Code and section 206(d) of ERISA, and such other rules and procedures as it deems relevant.
6.4    Errors in Computations. The Company shall not be liable or responsible for any error in the computation of any benefit payable to or with respect to any Participating Employee resulting from any misstatement of fact made by the Participating Employee or by or on behalf of any survivor to whom such benefit shall be payable, directly or indirectly, to the Company, and used by the Company in determining the benefit. The Company shall not be obligated or required to increase the benefit payable to or with respect to such Participating Employee which, on discovery of the misstatement, is found to be understated as a result of such misstatement of the Participating Employee. However, the benefit of any Participating Employee which is overstated by reason of any such misstatement or any other reason shall be reduced to the amount appropriate in view of the truth (and to recover any prior overpayment).
6.5    Correction of Errors. If any Participating Employee in any written statement required under the Plan document shall misstate such Participating Employee’s age or the age of any person upon whose survival the payment of any benefit in respect of such Participating Employee is contingent or any other fact the misstatement of which would affect the amount of a benefit payable hereunder, the accrual of benefits in respect of such Participating Employee shall not be invalidated, but the amount of the benefit to be available with respect to such Participating Employee will be adjusted retroactively to the amount which would have been payable if such fact or facts had not been misstated. It is recognized that errors may occur during the administration of the Plan which may result in incorrect statement or payment of benefits. If an administrative error occurs, the amount of benefits available to such Participating Employee shall be the correct amount determined under the Plan document and future benefits to such Participating Employee shall be adjusted to reflect any prior mistakes. If no further benefits are payable under the Plan, the Administrative Committee will take whatever steps it determines are reasonable to collect such overpayments on behalf of the Plan. In no event will the Plan be liable to pay any greater benefit in respect of any Participating Employee than that which would have been payable on the basis of the truth and the provisions of this Plan document.
SECTION 7
FORFEITURE OF BENEFITS
All unpaid benefits under this Plan shall be permanently forfeited upon the determination by the Company, acting through the Vice President of Compensation & Benefits or such successor title, that the Participating Employee, either before or after termination of employment:

(a)	engaged in a criminal or fraudulent conduct resulting in material harm to the Company or an affiliate of the Company; or

(b)	made an unauthorized disclosure to any competitor of any material confidential information, trade information or trade secrets of the Company or an affiliate of the Company; or

(c)	provided the Company or an affiliate of the Company with materially false reports concerning his or her business interests or employment; or

(d)
made materially false representations which are relied upon by the Company or an affiliate of the Company in furnishing information to an affiliate, partner, shareholders, accountants, auditor, a stock exchange, the Securities and Exchange Commission or any regulatory or governmental agency; or

(e)	maintained an undisclosed, unauthorized and material conflict of interest in the discharge of the duties owed by him or her to the Company or an affiliate of the Company; or

(f)	engaged in conduct causing a serious violation of state and federal law by the Company or an affiliate of the Company; or

(g)	engaged in theft of assets or funds of the Company or an affiliate of the Company; or

(h)
has been convicted of any crime which directly or indirectly arose out of his her employment relationship with the Company or an affiliate of the Company or materially affected his or her ability to discharge the duties of his or her employment with the Company or an affiliate of the Company; or

(i)
engaged during his or her employment or within two (2) years after termination of employment in any employment with a competitor, or engaged in any activity in competition with the Company, without the consent of the Company.

SECTION 8
ADMINISTRATION
8.1    Committees. The Chief Executive Officer of the Company shall appoint, and shall have the power to remove, the members of the Administrative Committee and the Investment Committee (collectively, the “Committee”).
8.2    Committee Action. Each Committee shall act at meetings by affirmative vote of a majority of the members of that Committee. Any determination of action of a Committee may be made or taken by a majority of a quorum present at any meeting thereof, or without a meeting, by resolution or written memorandum signed by a majority of the members of the Committee then in office. A member of a Committee shall not vote or act upon any matter which relates solely to himself or herself as a Participating Employee. The Chair or any other member or members of each Committee designated by the Chair may execute any certificate or other written direction on behalf of the Committee of which he or she is a member.
The Chief Executive Officer of the Company shall appoint a Chair from among the members of the Administrative Committee and a Secretary who may or may not be a member of the Administrative Committee. The Administrative Committee shall conduct its business according to the provisions of this Section and the rules contained in the current edition of Robert’s Rules of Order or such other rules of order the Administrative Committee may deem appropriate. The Administrative Committee shall hold meetings from time to time in any convenient location.
8.3    Powers and Duties of the Administrative Committee. The Administrative Committee shall enforce the Plan in accordance with its terms, shall be charged with the general administration of the Plan, and shall have all powers necessary to accomplish its purposes, including, but not by way of limitation, the following:

(a)	To construe and interpret the terms and provisions of this Plan and make all factual determinations;

(b)	To compute and certify to the amount and kind of benefits payable to Participating Employees and their beneficiaries;

(c)	To maintain all records that may be necessary for the administration of the Plan;

(d)
To provide for the disclosure of all information and the filing or provision of all reports and statements to Participating Employees, beneficiaries or governmental agencies as shall be required by law;

(e)	To make and publish such rules for the regulation of the Plan and procedures for the administration of the Plan as are not inconsistent with the terms hereof;

(f)
To appoint a Plan administrator or any other agent, and to delegate to them such powers and duties in connection with the administration of the Plan as the Administrative Committee may from time to time prescribe (including the power to subdelegate);

(g)	To exercise powers granted the Administrative Committee under other Sections of the Plan; and

(h)	To take all actions necessary for the administration of the Plan, including determining whether to hold or discontinue insurance policies purchased in connection with the Plan.
8.4    Powers and Duties of the Investment Committee. The Investment Committee shall have all powers necessary to accomplish its purposes, including, but not by way of limitation, the following:

(a)	To oversee any rabbi trust; and

(b)	To appoint agents, and to delegate to them such powers and duties in connection with its duties as the Investment Committee may from time to time prescribe (including the power to subdelegate).
8.5    Construction and Interpretation. The Administrative Committee shall have full discretion to construe and interpret the terms and provisions of this Plan, to make factual determinations and to remedy possible inconsistencies and omissions. The Administrative Committee’s interpretations, constructions and remedies shall be final and binding on all parties, including but not limited to the affiliates of the Company and any Participating Employee or beneficiary. The Administrative Committee shall administer such terms and provisions in a uniform and nondiscriminatory manner and in full accordance with any and all laws applicable to the Plan.
8.6    Information. To enable the Committees to perform their functions, the affiliates of the Company adopting the Plan shall supply full and timely information to the Committees on all matters relating to the compensation of all Participating Employees, their death or other events that cause termination of their participation in this Plan, and such other pertinent facts as the Committees may require.
8.7    Committee Compensation, Expenses and Indemnity.

(a)	The members of the Committees shall serve without compensation for their services hereunder.

(b)	The Committees are authorized to employ such accounting, consultants or legal counsel as they may deem advisable to assist in the performance of their duties hereunder.

(c)
To the extent permitted by ERISA and applicable state law, the Company shall indemnify and hold harmless the Committees and each member thereof, the Board and any delegate of the Committees who is an employee of the affiliates of the Company against any and all expenses, liabilities and claims, including legal fees to defend against such liabilities and claims arising out of their discharge in good faith of responsibilities under or incident to the Plan, other than expenses and liabilities arising out of willful misconduct. This indemnity shall not preclude such further indemnities as may be available under insurance purchased by the Company or provided by the Company under any bylaw, agreement or otherwise, as such indemnities are permitted under ERISA and state law.

8.8    Determinations. The Vice President of Compensation & Benefits or such successor title has been delegated the authority to make such determinations as may be required from time to time and as set forth in Section 4.5.1 and Section 7. Each interested party may act and rely upon all information reported to them hereunder and need not inquire into the accuracy thereof, nor be charged with any notice to the contrary.

8.9    Claims. The Company’s standardized “Northrop Grumman Nonqualified Retirement Plans Claims and Appeals Procedures” (the “Claims Procedures”) shall apply in handling claims and appeals under this Plan, provided that any time limits and statute of limitations referenced in the prior restatement of this Plan shall apply with respect to initial claims filed prior to January 1, 2019.
8.10    Delegation. The Committee and its members shall not be liable for an act or omission of another person with regard to a responsibility that has been allocated or delegated to such other person pursuant to the terms of the Plan or to procedures set forth in accordance with the Plan.
8.11    Conflict of Interest. If any individual to whom authority has been delegated or redelegated hereunder shall also be a Participating Employee in this Plan, such Participating Employee shall have no authority with respect to any matter specially affecting such Participating Employee’s individual rights hereunder or the interest of a person superior to him or her in the organization (as distinguished from the rights of all Participating Employees and beneficiaries or a broad class of Participating Employees and beneficiaries), all such authority being reserved exclusively to other individuals as the case may be, to the exclusion of such Participating Employee, and such Participating Employee shall act only in such Participating Employee’s individual capacity in connection with any such matter.
8.12    Tax Withholding. The Company or its affiliates shall withhold the amount of any federal, state or local income tax or other tax required to be withheld by the Company or its affiliates under applicable law with respect to any amount payable under the Plan.
SECTION 9
CONSTRUCTION
9.1    Defined Terms. Words and phrases used in this Plan with initial capital letters, which are defined in the applicable Pension Plans’ documents and which are not separately defined in this Plan shall have the same meaning ascribed to them in the applicable Pension Plans’ documents unless in the context in which they are used it would be clearly inappropriate to do so.
9.2    ERISA Status. This Plan is maintained with the understanding that it is a nonqualified deferred compensation plan for the benefit of a select group of management or highly compensated employees within the meaning of section 201(2), section 301(3) and section 401(a)(1) of ERISA. Each provision shall be interpreted and administered accordingly. If any individually contracted supplemental retirement arrangement with any Section 16 Officer is deemed to be covered by ERISA, such arrangement shall be included in the Plan but only to the extent that such inclusion is necessary to comply with ERISA.
9.3    IRC Status. This Plan is intended to be a nonqualified deferred compensation arrangement. The rules of section 401(a) et. seq. of the Code shall not apply to this Plan. The rules of section 3121(v) and section 3306(r)(2) afire Code shall apply to this Plan.
9.4    Effect on Other Plans. This Plan shall not alter, enlarge or diminish any person’s employment rights or obligations or rights or obligations under the Pension Plans or any other plan.

It is specifically contemplated that the Pension Plans will, from time to time, be amended and possibly terminated. All such amendments and termination shall be given effect under this Plan (it being expressly intended that this Plan shall not lock in the benefit structures of the Pension Plans as they exist at the adoption of this Plan or upon the commencement of participation, or commencement of benefits by any Participating Employee).
9.5    Disqualification. Notwithstanding any other provision of this Plan or any election or designation made under the Plan, any individual who feloniously and intentionally kills a Participating Employee shall be deemed for all purposes of this Plan and all elections and designations made under this Plan to have died before such Participating Employee. A final judgment of conviction of felonious and intentional killing is conclusive for this purpose.
9.6    Rules of Document Construction. Whenever appropriate, words used herein in the singular may be read in the plural, or words used herein in the plural may be read in the singular; the masculine may include the feminine; and the words “hereof,” “herein” or “hereunder” or other similar compounds of the word “here” shall mean and refer to the entire Plan and not to any particular paragraph or Section of this Plan unless the context clearly indicates to the contrary. The titles given to the various Sections of this Plan are inserted for convenience of reference only and are not part of this Plan, and they shall not be considered in determining the purpose, meaning or intent of any provision hereof.
9.7    References to Laws. Any reference in this Plan to a statute or regulation shall be considered also to mean and refer to any subsequent amendment or replacement of that statute or regulation.
9.8    Effect on Employment. Neither the terms of this Plan nor the benefits hereunder nor the continuance thereof shall be a term of the employment of any employee. Except as provided in Section 6.1, the Company shall not be obliged to continue the Plan. The terms of this Plan shall not give any employee the right to be retained in the employment of NGIS or any of its affiliates.
9.9    Choice of Law. This instrument has been executed and delivered in Delaware and has been drawn in conformity to the laws of that state and shall, except to the extent that federal law is controlling, be construed and enforced in accordance with the laws of Delaware.
*    *    *

IN WITNESS WHEREOF, this Amendment and Restatement of the Plan is hereby executed by a duly authorized officer this 18th day of December, 2018.

NORTHROP GRUMMAN CORPORATION
By:	/s/ Beth Pitts-Madonna
Northrop Grumman Innovation Systems, Inc. Beth Pitts-Madonna Vice President, Human Resources and Administration

APPENDIX A

ALLIANT TECHSYSTEMS INC.
SUPPLEMENTARY EXECUTIVE RETIREMENT PLAN
FOR CECP PARTICIPANTS
ARTICLE I
DEFINITIONS
1.1.    Act. The Employee Retirement Income Security Act of 1974, as from time to time amended.
1.2.    Base Plan. The Alliant Techsystems Inc. Retirement Plan, as from time to time amended.
1.3.    Code. The Internal Revenue Code of 1986, as from time to time amended.
1.4.    Corporate Executive Compensation Plan (CECP). An incentive compensation plan maintained by Honeywell to provide incentive compensation for a select group of management or highly compensated employees, as from time to time amended.
1.5.    Early Retirement. Retirement by a Participant under his or her Base Plan, which is defined as the termination of employment on or after his or her 55th birthday and after he or she has been credited with 10 or more years of “Credited Service for Benefit Accrual,” under the Base Plan.
1.6.    Earnings Limitation. The maximum amount of compensation of a Participant and his or her family members permitted to be taken into account under the Base Plan pursuant to Section 401(a)(17) of the Code.
1.7.    Effective Date. The original effective date of this Plan was January 1, 1985.
1.8.    Honeywell. Honeywell Inc., a Delaware corporation.
1.9.    Normal Retirement. Retirement by a Participant on or after his or her “Normal Retirement Date” under his or her Base Plan. “Normal Retirement Date” is the last day of the calendar month in which a Participant reaches age 65.
1.10.    Participant. An employee of Alliant Techsystems Inc. (“Alliant”) who is a participant in the Base Plan on or after January 1, 1985, whose earnings are in excess of the Earnings Limitation under the Base Plan. No controlling shareholder or independent contractor shall be a Participant.
1.11.    Plan. The Alliant Techsystems Inc. Supplementary Executive Retirement Plan for CECP Participants. No controlling shareholder or independent contractor shall be a Participant.
1.12.    Total and Permanent Disability. The disability of a Participant whereby such Participant is wholly disabled by bodily injury or disease and will be permanently, continuously and wholly prevented thereby for life from engaging in any occupation or employment for wage or profit.

A-1

ARTICLE II
BENEFITS
2.1.    Benefit. Upon termination of employment, a Participant shall be eligible for a benefit in an amount equal to his or her benefit under his or her Base Plan computed by including under the definition of “Earnings” for purposes of arriving at “Final Average Earnings” under the Base Plan the amount of any deferred incentive award in the year in which the award would otherwise have been paid by the Honeywell Inc. Corporate Executive Compensation Plan, less the amount of his or her benefit determined under his or her Base Plan without including under the definition of “Earnings” for purposes of arriving at “Final Average Earnings” under the Base Plan the amount of any deferred incentive award in the year in which the award would otherwise have been paid by the Honeywell Inc. Corporate Executive Compensation Plan.
2.2.    Pre-retirement Surviving Spouse Benefit. Upon the death of a married Participant who has not yet retired under the Base Plan, his or her surviving spouse to whom he or she was formally married on the date of his or her death shall be eligible for a benefit in an amount equal to such surviving spouse’s “Pre-retirement Surviving Spouse Benefit” under the Participant’s Base Plan computed by including under the definition of “Earnings” for purposes of arriving at “Final Average Earnings” under the Base Plan the amount of any deferred incentive award in the year in which the award would otherwise have been paid by the Corporate Executive Compensation Plan, less the amount of the annual “Pre-retirement Surviving Spouse Benefit” determined under the deceased Participant’s Base Plan without such adjustments to “Earnings” for purposes of arriving at “Final Average Earnings.”
ARTICLE III
PAYMENT OF BENEFITS
A benefit under the Plan shall be paid in the form of the benefit paid with respect to the Participant under his or her Base Plan. Any election, designation of a beneficiary(ies) or contingent annuitant(s), or revocation in effect under the Participant’s Base Plan shall be in effect under the Plan.
ARTICLE IV
GENERAL CONDITIONS
All general provisions of the Alliant Techsystems Inc. Supplemental Executive Retirement Plan shall apply hereunder.

A-2

APPENDIX B

ALLIANT TECHSYSTEMS INC.
SUPPLEMENTARY EXECUTIVE RETIREMENT PLAN
FOR BENEFITS IN EXCESS OF LIMITS UNDER
TAX REFORM ACT OF 1986
Article I
DEFINITIONS
1.1.    Act. The Tax Reform Act of 1986.
1.2.    Base Plan. The Alliant Techsystems Inc. Retirement Plan, as from time to time amended.
1.3.    Code. The Internal Revenue Code of 1986, as from time to time amended.
1.4.    Early Retirement. Retirement by a Participant under his or her Base Plan, which is defined as the termination of employment on or after his or her 55th birthday and after he or she has been credited with 10 or more years of “Credited Service for Benefit Accrual,” under the Base Plan.
1.5.    Earnings Limitation. The maximum amount of compensation of a Participant and his or her family members permitted to be taken into account under the Base Plan pursuant to Section 401(a)(17) of the Code.
1.6.    Effective Date. The original effective date of this Plan was July 1, 1989.
1.7.    Honeywell. Honeywell Inc., a Delaware corporation.
1.8.    Normal Retirement. Retirement by a Participant on or after his or her “Normal Retirement Date” under his or her Base Plan. “Normal Retirement Date” is the last day of the calendar month in which a Participant reaches age 65.
1.9.    Participant. An employee of Alliant Techsystems Inc. (“Alliant”) who is a participant in the Base Plan on or after July 1, 1989, whose accrued benefit under the Base Plan, as a highly compensated employee as defined under section 414(q)(1)(A) or (B) of the Code as in effect on July 1, 1989, was frozen as of June 31, 1989, in compliance with IRS Notice 88-131, Alternative IID. No controlling shareholder or independent contractor shall be a Participant.
1.10.    Plan. The Alliant Techsystems Inc. Supplementary Executive Retirement Plan for Benefits in Excess of Limits under Tax Reform Act of 1986. No controlling shareholder or independent contractor shall be a Participant.
1.11.    Total and Permanent Disability. The disability of a Participant whereby such Participant is wholly disabled by bodily injury or disease and will be permanently, continuously and wholly prevented thereby for life from engaging in any occupation or employment for wage or profit.

1.12.    TRA ‘86 Amendment Date. The date the Honeywell Retirement Benefit Plan was amended to comply with the Act.
Article II
BENEFITS
2.1.    Benefit. Upon termination of employment, a Participant shall be eligible for a benefit, if any, computed:

(a)
by including the greater of (i) the Participant’s benefit under the Base Plan computed on the TRA ‘86 Amendment Date without regard to the Base Plan’s amendment in compliance with IRS Notice 88-131, Alternative IID, which served to freeze the accrued benefit of highly compensated participants pursuant to the provisions of the Base Plan, or (ii) the Participant’s benefit under the Base Plan as amended to comply with the Act,

(b)
by including under the definition of “Earnings” for the purposes of arriving at “Final Average Earnings” under the Base Plan the Participant’s “Earnings” under the Base Plan which are in excess of the Earnings Limitation,

(c)
by including under the definition of “Earnings” for purposes of arriving at “Final Average Earnings” under the Base Plan the amount of any deferred incentive compensation award in the year in which the award would have otherwise been paid by the Honeywell Inc. Corporate Executive Compensation Plan,

(d)
without regard to the provisions of such Base Plan limiting the maximum benefit payable thereunder to the maximum benefit permitted under the provision of section 415 of the Code in a pension plan qualifying under section 401 of the Code, and then subtracting from the amount determined above, the following: (i) the amount of the Participant’s benefit determined under the Base Plan, as amended to comply with the Act; (ii) the amount the Participant’s benefit provided under the Alliant Techsystems Inc. Supplementary Executive Retirement Plan for Compensation in Excess of $200,000; (iii) the amount of the Participant’s benefit provided under the Alliant Techsystems Inc. Supplementary Executive Retirement Plan for CECP Participants; and (iv) the amount of the Participant’s benefit provided under the Alliant Techsystems Inc. Supplementary Retirement Plan.
2.2.    Pre-retirement Surviving Spouse Benefit. Upon the death of a married Participant who has not yet retired under the Base Plan, his or her surviving spouse to whom he or she was formally married on the date of his or her death shall be eligible for a benefit in an amount, if any, computed:

(a)
by including the greater of (i) the surviving spouse’s “Pre-retirement Surviving Spouse Benefit” under the Base Plan computed on the TRA ‘86 Amendment Date without regard to the Base Plan’s amendment in compliance with IRS Notice 88-131,

Alternative IID, or (ii) the surviving spouse’s “Pre-Retirement Surviving Spouse Benefit” under the Base Plan as amended to comply with the Act,

(b)
by including under the definition of “Earnings” for the purposes of arriving at “Final Average Earnings” under the Base Plan the deceased Participant’s “Earnings” under the Base Plan which are in excess of the Earnings Limitation,

(c)
by including under the definition of “Earnings” for purposes of arriving at “Final Average Earnings” under the Base Plan the amount of any deferred incentive compensation award in the year in which the award would have otherwise been paid to the deceased Participant by the Honeywell Inc. Corporate Executive Compensation Plan,

(d)
without regard to the provisions of such Base Plan limiting the maximum benefit payable thereunder to the maximum benefit permitted under the provision of section 415 of the Code in a pension plan qualifying under section 401 of the Code, and then subtracting from the amount determined above, the following: (i) the amount of the surviving spouse’s “Pre-retirement Surviving Spouse Benefit” determined under the Base Plan, as amended to comply with the Act; (ii) the amount the surviving spouse’s “Pre-retirement Surviving Spouse Benefit” provided under Alliant Techsystems Inc. Supplementary Executive Retirement Plan for Compensation in Excess of $200,000; (iii) the amount of the surviving spouse’s “Pre-retirement Surviving Spouse Benefit” provided under the Alliant Techsystems Inc. Supplementary Executive Retirement Plan for CECP Participants; and (iv) the amount of the surviving spouse’s “Pre-retirement Surviving Spouse Benefit” provided under the Alliant Techsystems Inc. Supplementary Retirement Plan.
Article III
PAYMENT OF BENEFITS
A benefit under the Plan shall be paid in the form of the benefit paid with respect to the Participant under his or her Base Plan. Any election, designation of a beneficiary(ies) or contingent annuitant(s), or revocation in effect under the Participant’s Base Plan shall be in effect under the Plan.
Article IV
GENERAL CONDITIONS
All general provisions of the Alliant Techsystems Inc. Supplemental Executive Retirement Plan shall apply hereunder.

APPENDIX C

ALLIANT TECHSYSTEMS INC.
DEFERRED COMPENSATION PLAN
Alliant adopted, pursuant to the Hercules Acquisition, the Plan known as the “Alliant Techsystems Inc. Deferred Compensation Plan” (the “Deferred Compensation Plan”) to provide benefits to certain employees acquired from Hercules Inc. The plan was adopted as a frozen plan to provide only identified benefits accrued prior to the Hercules Acquisition. That plan is memorialized in a plan document entitled “Hercules Deferred Compensation Plan.” This Appendix C lists the employees who are entitled to benefits under the Deferred Compensation Plan upon termination of employment from Alliant and the amount of each such employee’s accrued benefit as of December 31, 1994.

John Crane	$2,656.00
James E. Woolwine	5,003.65

These benefits will accrue interest at the rate of 2.25% for the calendar quarter ending March 31, 1995, and for each calendar quarter thereafter the amount of interest shall be determined by multiplying the account balance on the last business day of each calendar quarter by an amount equal to one-fourth of the prime rate of interest as reported in The Wall Street Journal, Midwest Edition, plus one percent (1%) on the last business day of the calendar quarter. The form of payment shall be a single lump sum payable as soon as administratively feasible after the employee’s termination of employment; provided, however, that the PRC, as defined in the Northrop Grumman Innovation Systems Pension and Retirement Plan, may unilaterally delay payment for up to 12 months (in which case the amount will continue to be credited with interest on a quarterly basis). Notwithstanding the foregoing, the benefit may be paid in a form other than a single lump sum if such alternative form is agreed to in writing by both Alliant and the Participating Employee.

C-1

APPENDIX D

CORDANT TECHNOLOGIES INC.
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
Alliant adopted, pursuant to the Thiokol Acquisition, the Plan known as the “Cordant Technologies Inc. Supplemental Executive Retirement Plan” (the “Cordant SERP”) to provide benefits to certain employees acquired from Alcoa, Inc. The plan was adopted as a frozen plan to provide only identified benefits accrued prior to the Thiokol Acquisition. That plan is memorialized in a plan document entitled “CORDANT TECHNOLOGIES INC. SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN Amended and Restated Effective July 22, 1999.” This Appendix D lists the remaining employee who is currently receiving benefits under the Cordant SERP and the monthly amount of his benefit.

Joseph Lombardo	$7,468.15 per month in the form of a joint & 50% surviving spouse annuity

D-1

APPENDIX E

INDIVIDUAL EMPLOYMENT AGREEMENTS
A Participating Employee’s benefit under this Plan shall be determined in accordance with Section 4 of this Plan and the terms of the applicable Pension Plan except as adjusted by any employment agreements between Alliant and a Participating Employee. This Appendix E lists the Participating Employees who are entitled to benefits under this Plan as adjusted pursuant to the terms of their individual employment agreements.

A.	Executive Officers (as defined under the Securities Exchange Act of 1934)

Participating Employee	Benefit Adjusted Pursuant To

Daniel J. Murphy	Employment Agreement dated October 1, 2003

E-1

B.	Participants Who Are Not Executive Officers (as defined under the Securities Exchange Act of 1934)

Participating Employee	Benefit Adjusted Pursuant To

Paul David Miller
Employment Agreement dated January 1, 1999, as amended by a First Amendment to Employment Agreement dated as of July 20, 2000, and as amended by an amendment to Employment Agreement dated March 31, 2003

Richard Jowett	Special Agreement dated August 1, 2001

Anthony Fabinio	Employment Agreement dated May 2, 1995

Ron Peterson	Employment Agreement dated March 1, 1995

Paul Ross	Pension and Compensation Committee resolution dated March 19, 2002

Gerald Smith	Memo dated July 1, 2001

E-2
50712301v.5

APPENDIX F

SPECIAL SERP BENEFIT
Effective upon his employment with Alliant Techsystems Inc. or one of its subsidiaries in 2006, John J. Cronin (“Executive”) will be provided with the following lump sum benefit in addition to the benefit calculated under Section 4.1.1 of the Plan, in the following amount:
If Executive remains employed by Alliant or its subsidiaries on his 55th birthday, he will be credited with an additional lump sum benefit under the Plan in the amount of $600,000.
This lump sum benefit will increase by $200,000 per year on each successive birthday the Executive remains employed by Alliant or its subsidiaries, beginning with his 56th birthday, up to a total additional lump sum benefit of $1,600,000 on his 60th birthday. The additional lump sum benefit will not increase beyond $1,600,000 due to employment by Alliant beyond Executive’s 60th birthday.
The additional lump sum benefit will be paid in accordance with Section 4.1.2(e) of the Plan.
If, prior to age 55, Executive voluntarily terminates employment from Alliant or has his employment from Alliant terminated for Cause, the additional lump sum benefit described above will not be paid.
If Executive dies prior to age 55 while employed by Alliant, his beneficiary will receive $600,000 in addition to any benefit otherwise payable under the Plan as of the date of his death, in lieu of any benefits otherwise payable under this Appendix F.
If Executive is determined to be eligible for long-term disability benefits under Alliant’s Long Term Disability Plan as then in effect, while employed by Alliant prior to age 55, and continues to receive benefits under Alliant’s Long Term Disability Plan until age 55, he will be credited with an additional lump sum benefit of $600,000, in lieu of any benefit otherwise payable under this Appendix F.
If Executive terminates employment prior to age 55 due to an involuntary termination which is not for Cause, or if he terminates employment prior to age 55 due to a Change in Control as that term is defined in the ATK Income Security Agreement, as amended from time to time, or any successor arrangement to the ATK Income Security Agreement, then he will be credited with an additional lump sum benefit in the amount of $600,000, in lieu of any benefit otherwise payable under this Appendix F.
As used in this Appendix F, “Cause” shall mean (i) any material failure to perform Executive’s duties as assigned by the Chief Executive Officer (other than by reason of disability as described above), (ii) a violation of Alliant’s code of conduct or Alliant’s anti-harassment policy, (iii) gross negligence or willful or intentional wrongdoing or misconduct, (iv) a material breach of any confidentiality or non-competition agreement between Executive and Alliant, (v) a commission

F-1

of an act of personal dishonesty which involves (material) personal profit in connection with Alliant, or (vi) an indictment for a felony offense or a crime involving moral turpitude.

F-2

SCHEDULE 1
SERP

A.	Executive Officers (as defined under the Securities Exchange Act of 1934)
Blake Larson

SCHEDULE 1
SERP

B.	Participants Who Are Not Executive Officers (as defined under the Securities Exchange Act of 1934)
Dianne Deering Anton
Curtis Brock
Gary DiSalvo
Michael Dolby
Brent Ebert
Joan McCusker
Deb Moeschl
John Shroyer
Dave Wise

SCHEDULE 2
SERP
Chuck R. Lee
Edward T. Hikada
Nick G. Vlahakis